UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, 6th Floor
Atlanta, Georgia 30319
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information under Item 5.02(e) below regarding the Ocwen Financial Corporation 1998 Annual Incentive Plan (the “1998 Plan”) is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(e)

On March 31, 2014, the Compensation Committee and the Board of Directors of Ocwen Financial Corporation (the “Company”, “us” or “we”) approved amendments to the United States Virgin Islands (“USVI”) relocation program of its subsidiary, Ocwen Mortgage Servicing, Inc. (“OMS”). In order to enable us to recruit top talent and incentivize key personnel to relocate, we offer a relocation package to individuals at the director level and above relocating to the USVI to work for OMS.  The USVI relocation program includes relocation benefits such as moving expenses, home sale support, a housing allowance for up to five years, payment of children’s school tuition fees, payment of “home leave” travel for return trips to the continental United States and tax gross ups on certain taxable benefits, in each case subject to certain limits and exceptions. In addition, upon a participant’s retirement or involuntary termination without cause, such participant is eligible to receive reimbursement for relocation costs back to the continental United States. The amendments provide that, in addition to the benefits and payments described above, in the event a participant at the level of executive vice president is involuntarily terminated without cause, such participant is eligible to receive a severance payment equal to one year’s base salary if such termination of employment occurs within the first year and six months’ base salary thereafter.

On March 31, 2014, the Company amended its 1998 Plan to include a substantially broader range of performance measures and to increase the maximum bonus amount payable to any participant for any year from $2,000,000 to $3,000,000. Under the 1998 Plan, as amended, the performance targets will be and, unless otherwise determined by the Compensation Committee or other committee administering the plan (the “Committee”), shall be any one or more of the following measures: earnings per share, earnings per share growth, return on capital employed, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations, cash flow, market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas, return on equity, average equity used, value of assets, return or net return on assets, net assets or capital (including invested capital), growth in assets or net assets, asset intensity, earnings (including net earnings, EBITDA and EBIT), cash flow (including operating and net cash flow), operating cash flow as a percent of capital employed, economic value added, gross margin, total shareholder return, reduction of losses, reduction of expenses, loss ratios or expense ratios, costs (including cost of capital, cost per loan, cost per hire and training costs), debt reduction, workforce diversity, number of accounts, workers’ compensation claims, budgeted amounts, turnover rate, mortgage loan delinquencies, pre-foreclosure delinquency resolutions, dispositions of REO properties, servicing advances, loans (including forward and reverse mortgage loans), call center metrics, complaint resolution rates, customer satisfaction based on specified objective goals, reduced excess facilities and/or reduced facility costs. Performance measures may be based (i) on the performance of the Company, a subsidiary or subsidiaries, any branch, department, business unit or other portion or combination thereof under such measure for the performance period, (ii) upon a comparison of such performance with the performance of a peer group of corporations, prior performance periods or other measure selected or defined by the Committee at the time of making an award and/or (iii) in the case of earnings-based measures, on comparisons to capital, stockholders’ equity, shares outstanding or such other measures selected or defined by the Committee at the time of making an award. In addition, the Committee may elect to base awards on criteria other than those enumerated above.
On March 31, 2014, our Compensation Committee approved an increase in the annual base salary of our President and Chief Executive Officer, Ronald M. Faris, to $800,000, effective as of March 16, 2014, in recognition of his accomplishments in leading the Company’s growth and successful execution of its strategic initiatives, his significantly increased responsibilities given the Company’s growth and the value of his expected performance going forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: April 2, 2014	By:	/s/ John V. Britti
John V. Britti
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)